Exhibit 99.2

QT Imaging Appoints Seasoned Accounting Executive as Chief Financial Officer

Novato, Calif. – August 28, 2025 – QT Imaging Holdings, Inc. (“QT Imaging” or the “Company”) (OTCQB: QTIH), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, is pleased to announce the appointment of Jay Jennings as its new Chief Financial Officer, with overall responsibility for operational finance, financial reporting, budgeting and strategic planning, and treasury management. Upon his appointment becoming effective on September 2, 2025, Mr. Jennings will succeed the Company’s current CFO, Anastas (Stas) Budagov, who is stepping down to pursue other finance and accounting opportunities.
“We are delighted to have attracted a financial executive of Jay’s caliber to this key position,” said QTI’s CEO, Dr. Raluca Dinu. “His experience building and managing financial departments for publicly traded companies, as well as leading system implementations focused on driving automation, improved analytics, and cost-savings, will be particularly important as we continue to evolve from a scanner company into a scalable imaging platform, and pursue our planned uplisting to Nasdaq.”
Mr. Jennings has an accomplished history of financial, operational, and strategic leadership success within the digital healthcare and high technology industries. In an executive management career that spans close to 30 years, he has led two go-public transactions, completed various private and public financings, built and managed finance teams ranging up to 100 employees, and been integrally involved in 12 business acquisitions. Mr. Jennings most recently served as Acting Chief Executive Officer and Chief Financial Officer for UpHealth, Inc., a global digital health company. His earlier experience includes executive financial roles at eHealth, Inc., a NASDAQ-listed consumer online marketplace, and MetaCreation Corporation, a NASDAQ-listed developer of visual computing and graphics software and technologies. Prior to launching his corporate career in 1996, Mr. Jennings was an Audit Manager at Ernst & Young, LLP. Mr. Jennings earned a Bachelor of Arts in Economics and Accounting from Claremont McKenna College in 1989.
For media inquiries, please contact:
Stephen Kilmer
Head of Investor Relations
Stephen.Kilmer@qtimaging.com
Direct: (646) 274-3580
About QT Imaging Holdings, Inc.
QT Imaging Holdings, Inc. is a public (OTCQB: QTIH) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the company’s website at www.qtimaging.com.
Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the roles that Mr. Jennings will have upon assuming the responsibility of Chief Financial Officer, the presentation and performance of the QT Imaging Breast Acoustic CT imaging technology, plans for QT Imaging Holdings, new product development and introduction, and product sales growth and projected revenues. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: research results from the use of the QT Imaging Breast Acoustic CT Scanner, the ability of QT Imaging Holdings to sell and deploy the QT Imaging Breast Acoustic CT Scanner, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends, and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, and the ability to move product sales to production levels. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of QT Imaging Holdings’ filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to QT Imaging Holdings as of the date hereof, and QT Imaging Holdings assumes no obligation to update any forward-looking statement.